BRIAN R. KATZ
California State Bar No. 88895
Attorney at Law
4364 Town Center Boulevard, Suite 207
El Dorado Hills, CA 95762
Telephone: 916-933-5266
Facsimile: 916-933-7866
e-mail: brian@katzbusinesslaw.com

Attorney for: MyECheck, Inc.

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF CALIFORNIA - SACRAMENTO DIVISION

MYECHECK, Inc., a California corporation, Plaintiff, -- vs. -- ZIPMARK, INC., JAY BHATTACHARYA, and Does 1 -- 20, Inclusive. Defendants.	**CASE NO.** **COMPLAINT FOR DAMAGES FOR BREACH OF CONTRACT AND PATENT INFRINGEMENT; PRELIMINARY AND PERMANENT INJUNCTIONS**

MYCHECK, INC., plaintiff in the above-captioned matter, and for its Complaint against defendants ZIPMARK, INC., JAY BHATTACHARYA, INC., and Does 1-20, Inclusive, herein alleges as follows:

NATURE AND BASIS OF ACTION

1. This is a civil action in which MYECHECK, INC., asserts against defendants ZIPMARK, INC., JAY BHATTACHARYA, and Does 1 -- 20, Inclusive, claims for damages for breach of contract, and for patent infringement, injunctive relief, and recovery of its costs and attorneys' fees.

PARTIES

2. MYECHECK, INC. ["MYECHECK"], is a corporation incorporated under the laws of the State of Wyoming, is duly registered in California as a foreign corporation, and maintains its principal place of business in Folsom, Sacramento County, California.

3. Upon information and belief, defendant ZIPMARK, INC. ["ZIPMARK"], is a corporation established under the laws of Delaware, and maintains its principal place of business in New York City, New York.

4. Upon information and belief, defendant JAY BHATTACHARYA ["BHATTACHARYA"] resides in the State of New York.

JURISDICTION AND VENUE

5. This Court has jurisdiction over the subject matter of this action under 28 U.S.C. §§ 1331, 1332, and 1338, and 35 U.S.C. § 281. The Court has supplemental jurisdiction over the state and common law claims pursuant to 28 U.S.C. § 1367.

6. Venue in this Court is proper pursuant to the written agreement of the parties as set forth in Exhibit 1, MyECheck Services Agreement, that is attached hereto and

incorporated herein. Exhibit 1 provides in its relevant portions, "9.(a) . . . In the event that any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in the U.S. District Court of the Northern District of California, Sacramento County, and that the parties hereby submit to the jurisdiction and venue of said court."

FACTUAL BACKGROUND

7. MYECHECK's President, ED STARRS, is an innovator in the field of electronic online check processing. ED STARRS has submitted numerous patent applications for online check processing beginning in 2004, resulting in the grant of U.S. Patent No. 7,389,913 on June 24, 2008.

8. ED STARRS incorporated MYECHECK in 2005, for the purpose of creating an industry leader in online check processing. Shares in MYECHECK, Inc., are currently traded in the Over The Counter Market using the symbol MYEC.

9. MYECHECK has licensed ITONIS, INC., GREENPAY, LLC, and other companies, to use the patented online check processing technology described herein.

U.S. Patent No. 7,389,913

10. On June 24, 2008, the United States Patent and Trademark Office duly and lawfully issued United States Patent No. 7,389,913 entitled "Method and Apparatus for Online Check Processing" to inventor ED STARRS. A true and correct copy of the U.S. Patent No. 7,389,913 is attached hereto as Exhibit 2, and incorporated herein.

11. Patent No. 7,389,913 is currently in full force and effect.

12. The exclusive right to market and license the technology in Patent No. 7,389,913 has been assigned to plaintiff, MYECHECK, INC.

13. Patent No. 7,389,913 contains twenty-nine claims generally directed to a method for online check processing.

14. In accordance with 35 U.S.C. § 282, Patent No. 7,389,913, and each and every claim thereof, is presumed to be valid.

15. A unique feature of Patent No. 7,389,913 is that the technology makes an electronic image of the payor's check, and processes it with the Federal Reserve Banking System.

PLAINTIFF'S PATENT RIGHTS

16. MYECHECK, INC., has expended enormous amounts of resources and has established itself as an industry leader and pioneer with regard to online check processing.

17. MYECHECK is an industry leader as a result of its enormous investment in its name, reputation, and in advertising and promoting its MYECHECK, INC., technology, including the technology described in the claims of patent identified above.

18. As a result of the efforts of MYECHECK, and the tremendous success of its business operations and assets including, but not limited to, the patented assets described above, MYECHECK, has earned an exceptional reputation for delivering quality online check processing technology.

19. MYECHECK has invested heavily in research and development of its MYECHECK technology, as well as in the marketing and promoting its product.

20. MYECHECK has expanded the nationwide use of its MYECHECK technology by licensing independent companies to use the MYECHECK patented online check processing technology.

21. MYECHECK exercises strict control over the purchase, use, and transfer of its MYECHECK technology by requiring every purchaser of the MYECHECK technology to execute a written MYECHECK Service Agreement ["MYECHECK Service Agreement"] that restricts the licensee's use and transfer of the MYECHECK technology.

22. Every purchase of the MYECHECK technology is conditioned upon obtaining a license from the patent holder's assignee, MYECHECK.

23. MYECHECK does not sell its MYECHECK technology to any person or entity unless they first execute a Service Agreement with MYECHECK.

24. Furthermore, MYECHECK does not permit the purchaser to transfer the MYECHECK technology to any other person or entity.

25. MYECHECK does not allow unlicensed persons or entities to use MYECHECK technology.

26. MYECHECK's income is derived from licensing entities to use the MYECHECK technology.

27. If unauthorized persons or entities use MYECHECK's proprietary technology, that use diminishes the value of MYECHECK's proprietary rights.

DEFENDANTS' CONDUCT

28. On May 8, 2011, plaintiff and defendant ZIPMARK entered into a written Services Agreement for the MYECHECK technology. A true and correct copy of the Services Agreement is attached hereto as Exhibit 1, and incorporated herein.

29. In 2012, the Services Agreement was modified by a written Amendment executed by the parties. A true and correct copy of the Amendment is attached hereto as Exhibit 3, and incorporated herein.

30. Pursuant to that Services Agreement, defendant ZIPMARK purchased from plaintiff, the right to use MYECHECK's patented online check processing technology for a period of five years.

31. Also pursuant to that Services Agreement, defendant ZIPMARK agreed to pay an initial license fee of $50,000.00, and the further sum of $35,000.00 due upon ZIPMARK's acceptance of the Licensed Software.

32. In addition, defendant ZIPMARK agreed to pay to plaintiff a transaction fee of $0.10 for checks less than $50.00, and $0.02 on items under $50.00, for the first 100,000 transactions per calendar month. Any transactions processed after 100,000 transactions have been processed in any calendar month would be charged at $0.01 until the start of the next calendar month.

33. Defendant ZIPMARK made the initial payment of $50,000 on January 25, 2012.

34. On May 21, 2012, defendant ZIPMARK successfully tested the software obtained from plaintiff.

35. Defendant ZIPMARK failed to make second payment of $35,000.00 due upon ZIPMARK's acceptance of the software, and further failed to pay any transaction fees.

36. On June 1, 2012, MYECHECK gave written notice to defendant ZIPMARK that MYECHECK was terminating the Services Agreement due to ZIPMARK's failure to pay its licensing fees as required by the Services Agreement.

37. Plaintiff is informed and believes that and thereon alleges that defendants ZIPMARK and JAY BHATTACHARYA continue to operate ZIPMARK's business using technology that infringes on MYECHECK's patented technology, and will continue to do so unless restrained by an order from this Court.

FIRST CAUSE OF ACTION
(Breach of Contract)

38. This cause of action includes paragraphs 1 through 37, as set forth above.

39. Plaintiff MYECHECK has performed all of its obligations under the Licensing Agreement, except as prevented by defendant ZIPMARK.

40. Defendant ZIPMARK breached the Services Agreement by failing to pay the second part of the required license fee, and by continuing to use plaintiff's patented technology without the consent of plaintiff.

41. There is now owing and unpaid to MYECHECK from defendant ZIPMARK unpaid license fees in the total amount of $35,000 as of June 1, 2012, together with interest at the legal rate from that date.

42. As a proximate result of defendant ZIPMARK's breach of the Licensing Agreement, plaintiff has been damaged in the amount of $35,000 as of June 1, 2012, plus interest from that date.

SECOND CAUSE OF ACTION
(Patent Infringement)

43. This cause of action includes paragraphs 1 through 37, as set forth above.

44. Plaintiff has not given consent nor granted a new license to defendants to use plaintiff's patented MYECHECK technology.

45. Defendants ZIPMARK's and BHATTACHARYA's use of plaintiff's patented MYECHECK technology without consent or a valid license from plaintiff infringes plaintiff's patent rights.

46. As a proximate result of defendants ZIPMARK's and BHATTACHARYA's infringement of plaintiff's patent, plaintiff has been damaged in the amount of not less than $500,000.00, or in an amount according to proof.

47. Defendants' infringement is willful and deliberate and plaintiff is thereby entitled to treble damages.

THIRD CAUSE OF ACTION
(Injunctive Relief)

48. This cause of action includes paragraphs 1 through 37, as set forth above.

49. Unless restrained by this court, defendants ZIPMARK and BHATTACHARYA will continue to use MYECHECK patented technology.

50. MYECHECK seeks injunctive relief to prevent defendants from continuing to infringe plaintiff's patents by using the MYECHECK technology because pecuniary compensation would not afford adequate relief, it would be extremely difficult to ascertain the amount of compensation that would afford adequate relief, and the restraint is necessary to present a multiplicity of judicial proceedings.

REQUEST FOR JUDGMENT

WHEREFORE, plaintiff MYECHECK, INC., prays for judgment against defendants as follows:

First Cause of Action against defendant ZIPMARK, INC.:

1. For damages for breach of contract in the sum of $35,000, plus interest from June 1, 2012.

Second Cause of Action against defendants ZIPMARK, INC., and JAY BHATTACHARYA:

2. For damages for patent infringement, and,
3. That such amounts be tripled.

Third Cause of Action against defendants ZIPMARK, INC., and JAY BHATTACHARYA:

4. For a temporary and permanent injunction prohibiting defendants from using the patented MYECHECK technology for online check processing.

For all causes of actions against all defendants:

5. That plaintiff be awarded its costs, expenses and attorney's fees incurred herein; and,

6. For such other and further relief as the Court deems just and proper.

Dated this October 10, 2014

MYECHECK, INC., Plaintiff
By:

/s/ Brian R. Katz

BRIAN R. KATZ #88895
Attorney at Law
4364 Town Center Blvd., Suite 207
El Dorado Hills, CA 95762

MyECheck Services Agreement

This Services Agreement (this "Agreement") dated 11/16/10 is made by and between MyECheck, Inc., a Nevada corporation whose address is 1190 Suncast Lane, El Dorado Hills, CA 95762, ("MyECheck"), and Zipmark, Inc., a Delaware corporation whose address is 419 Lafayette Street, 2nd Floor, New York, NY 10003 ("Company").

A. Whereas MyECheck is a provider of Electronic Check Services ("Services");

B. Whereas Company is engaged in payment acceptance; and

C. The Service Documentation described below contains the terms under which MyECheck has agreed to provide Services to the Company.

NOW THEREFORE, MYECHECK AND COMPANY AGREE AS FOLLOWS:

1. ***Service Documentation***. The "Service Documentation" includes;

(a) This Agreement and all exhibits, addendums and attachments;

(b) User guides which include software and software licenses if applicable, price schedules, specifications, instructions, and notices;

(c) The application form(s) for each Service.

The Service Documentation also applies to any Service that is provided by an affiliate of MyECheck and any Service that is used by an affiliate or a subsidiary of Company. "MyECheck" includes each such affiliate, and "Company" includes each such affiliate and subsidiary. All terms defined in this Agreement shall have the same meaning when used in the Service Documentation. If there is a conflict among the documents that make up the Service Documentation, the documents will govern in the order set forth above. Company acknowledges receiving a copy of the Service Documentation for each Service it requested when it entered into this Agreement.

2. ***Changes to Services***. MyECheck may change (or add to) the terms and fees in the Service Documentation at any time upon 60 days prior written notification. If Company discontinues using the affected Service before the change becomes effective, it will not be bound by the change. If Company continues to use a Service after the change becomes effective, it will be bound by the change.

3. ***Term and Termination***. Unless terminated sooner in accordance with the Service Documentation, this Agreement and all Services will continue in effect until terminated by either party upon 30 days prior written notice to the other party (unless a Service is terminated sooner in accordance with the Service Documentation). MyECheck may terminate any Service following notice to Company of a breach of any provision of the Service Documentation. MyECheck may also terminate any Service without notice to Company if Company is subject to a petition under applicable state or federal bankruptcy law, becomes insolvent or is otherwise

unable to make its debts when due, or if MyECheck otherwise determines, in its sole discretion, that a material adverse change has occurred in Company's ability to perform its obligations under the Service Documentation. The termination of a Service will not affect Company's or MyECheck's rights with respect to transactions which occurred before termination. MyECheck shall not be liable to Company for any losses or damages Company may incur as a result of any termination of any Service.

4. ***Service Fees***. Company shall pay MyECheck the fees described in the Service Documentation. You hereby authorize MyECheck to create remotely created checks drawn from Company's checking account(s), and use the checks to collect all fees and charges, or it may send an invoice to Company for such amounts, which Company shall promptly pay. MyECheck may assess finance charges at a rate of 1.5% per month (18% per annum) or the highest rate permitted by law, whichever is less, on any invoiced fees that are not paid within thirty (30) days of the due date and shall apply payments and other reductions of amounts owed first to unpaid interest and then to other fees and charges.

5. ***Confidential Information***. Unless otherwise provided in the Service Documentation, all user guides and other written materials, source code, object code, trademarks and other intellectual property included in the Service Documentation provided pursuant to this Agreement constitute MyECheck's or its vendors' confidential information ("Confidential Information"). MyECheck or its vendors, as applicable, will remain the sole owner of all such Confidential Information, and Company will not acquire any interest in or rights to it as a result of Company's use of any Service except as set forth in the Service Documentation. Company will maintain the confidentiality of the Confidential Information and will not use for any purpose (other than as specifically contemplated by this Agreement) or disclose (or permit its employees or agents to disclose), copy, transfer, sublicense or otherwise make any of it available to any person or entity, other than its employees who have a need to use the Confidential Information in connection with the applicable Service. Company shall notify MyECheck immediately if it knows or suspects that there has been any unauthorized disclosure, possession, use or knowledge (each, an "Unauthorized Use") of any Confidential Information, and if it is responsible for the Unauthorized Use, it will, at its expense, promptly take all actions, including without limitation initiating court proceedings to recover possession or prevent further Unauthorized Use of the Confidential Information and obtain redress for any injury caused to MyECheck as a result of such Unauthorized Use. In addition, except as permitted by applicable law, Company may not decompile, reverse engineer, disassemble, modify, or create derivative works of any software provided pursuant to this Agreement.

6. ***Third Party Networks; Use of Required Software***. If MyECheck determines that any funds transfer or communications network, Internet service provider, or other system(s) it has selected to provide a Service is unavailable, inaccessible or otherwise unsuitable for use by MyECheck or Company, MyECheck may, upon notice to Company, suspend or discontinue the affected Service. Company shall use and maintain in good working order (and at its own expense) software, hardware and other equipment necessary for Company to use the Service(s) in accordance with the Service Documentation.

7. ***NO REPRESENTATIONS OR WARRANTIES OF MYECHECK OR SOFTWARE VENDOR***. NEITHER MYECHECK NOR ANY SOFTWARE VENDOR

MAKES ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES OR ANY SOFTWARE USED IN CONNECTION WITH THE SERVICES INCLUDING WITHOUT LIMITATION ANY WARRANTY AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN THOSE EXPRESSLY SET FORTH IN THE SERVICE DOCUMENTATION.

8. ***Liability and Indemnification***.

(a) MyECheck is under no obligation to honor, in whole or in part, any entry, file, batch release, payment order, transaction or instruction (each, an "Order"), which (i) exceeds Company's available funds on deposit in an account with MyECheck related to the Order, unless otherwise provided in the Service Documentation; (ii) is not in accordance with the Service Documentation or MyECheck's applicable policies, procedures or practices as MyECheck may from time to time establish and make available to Company; (iii) MyECheck has reason to believe may not have been duly authorized, should not be honored for its or Company's protection, or involves funds subject to a hold, dispute, restriction or legal process that prevents their withdrawal; or (iv) could result, in MyECheck's sole discretion, in a violation of any law, rule or regulation of any federal or state regulatory authority, including without limitation any Federal Reserve risk control program or guidelines such as the limitations on MyECheck's intra-day net funds position.

(b) Company shall promptly furnish written proof of loss to MyECheck and notify MyECheck if it becomes aware of any third party claim related to a Service. Company shall cooperate fully (and at its own expense) with MyECheck in recovering a loss. If Company is reimbursed by or on behalf of MyECheck, MyECheck or its designee will be subrogated to all rights of Company.

(c) Any claim, action or proceeding against MyECheck for losses or damages arising from a Service, including MyECheck's honoring or dishonoring a check covered by a Service, must be brought within one year from the date of the act or omission or in the case of a check from the date the check was first paid or returned by MyECheck.

(d) MyECheck will have no liability for failure to perform or delay in performing a Service if the failure or delay is due to circumstances beyond MyECheck's reasonable control.

(e) Except in the case of MyECheck's gross negligence or intentional misconduct, Company shall indemnify and hold MyECheck, its directors, officers, employees and agents harmless from all losses or damages that arise out of (i) the performance of a Service in accordance with the Service Documentation, including without limitation any warranty MyECheck is required to make to a third party in connection with a Service; (ii) an act or omission of any agent, courier or authorized representative of Company; or (iii) if the Service includes a license or sublicense of any software to Company, the use or distribution of the software by Company or any person gaining access to the software through Company that is inconsistent with the license or sublicense.

(f) MYECHECK WILL ONLY BE LIABLE TO COMPANY FOR ITS DIRECT MONETARY LOSSES OR DAMAGES DUE TO MYECHECK'S GROSS NEGLIGENCE OR MATERIAL BREACH OF THIS AGREEMENT. MYECHECK'S LIABILITY TO COMPANY WILL BE LIMITED TO AN AMOUNT NOT TO EXCEED THE AMOUNT OF THE FEES ACTUALLY PAID BY COMPANY TO MYECHECK DURING THE CALENDAR MONTH IMMEDIATELY PRECEDING THE CALENDAR MONTH IN WHICH SUCH LOSS OR DAMAGES WERE INCURRED (OR, IF NO MYECHECK FEES WERE PAID IN SUCH MONTH, MYECHECK FEES PAID IN THE MONTH IN WHICH THE LOSSES OR DAMAGES WERE INCURRED). IN NO EVENT WILL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL (INCLUDING WITHOUT LIMITATION COURT COSTS AND ATTORNEYS' FEES), INDIRECT, OR PUNITIVE LOSSES OR DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT, OR WHETHER THE LIKELIHOOD OF SUCH LOSSES OR DAMAGES WAS KNOWN TO THE OTHER PARTY AND REGARDLESS OF THE FORM OF THE CLAIM OR ACTION.

9. ***General***.

(a) The Service Documentation will be governed by the laws of the state of California, without regard to conflicts of laws principles. In the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in the U.S. District Court of the Northern District of California, Sacramento County, and that the parties hereby submit to the jurisdiction and venue of said court.

(b) Any portion of the Service Documentation which is inconsistent with applicable laws, regulations or rules will be deemed modified and applied in a manner consistent therewith, and MyECheck will incur no liability to Company as a result of the inconsistency or modification and application. If any portion of the Service Documentation is deemed unenforceable or invalid, it will not otherwise affect the enforceability or validity of the Service Documentation.

(c) The Service Documentation is the entire agreement between MyECheck and Company and supersedes all prior representations, conditions, warranties, understandings, proposals or agreements regarding a Service. No course of dealing or waiver of any right on one occasion will constitute a modification of the Service Documentation or be a waiver of that right on a subsequent occasion.

(d) Both parties agree to provide upon request by the other party any existing financial statements or other information pertaining to its financial condition or any previously unprepared financial statements which either party may require the other to prepare and/or to be audited or reviewed by independent certified public accountants acceptable to both parties.

(e) Company expressly warrants that a Service will not be used in a manner which violates any federal or state law including without limitation any sanction or control administered by the Office of Foreign Assets Control or Bureau of Export Administration.

(f) Sections 4, 5, 6, 8, 9 and 10 of this Agreement will survive termination of this Agreement.

(g) Either party may provide notice to the other party by mail, personal delivery, or electronic transmission. MyECheck shall use the most recent address for Company in MyECheck's records, and any notice from MyECheck will be effective when sent. Company shall use the address where Company's relationship manager is located and address any notice to the attention of such manager. Any notice from Company will be effective when actually received by MyECheck. MyECheck will be entitled to rely on any notice from Company that it believes in good faith was authorized by an authorized representative of Company and, except as expressly stated in the Service Documentation, shall have no obligation to verify the signature (including an electronic signature). Each party will have a reasonable time after receipt of any notice to act on it.

(h) All uses of the Services through Company's ID codes, passwords, token cards, PINs, or passcodes (each, a "Code") will be deemed to be authorized by and binding on Company. Company's failure to protect Codes may allow an unauthorized party to (i) use the Services, (ii) access Company's electronic communications and financial data, and/or (iii) send or receive information and communications to MyECheck. Unencrypted electronic transmissions are not secure. Company assumes the entire risk for unauthorized use of Codes and any unencrypted electronic transmissions.

(i) Company may not assign or transfer its rights or obligations with respect to the Service Documentation without MyECheck's prior written consent. MyECheck may assign its rights and obligations with respect to the Service Documentation to any successor by merger, consolidation or corporate reorganization.

(j) Unless otherwise provided in the Service Documentation, the term "Business Day" means that part of a business day occurring prior to the cutoff time determined in accordance with MyECheck's applicable funds availability policy.

(k) The parties do not intend that any agency or partnership relationship be created between them by this Agreement.

(l) Company authorizes MyECheck to issue a press release, which may contain Company's stock ticker symbol; that describes the nature of the relationship between MyECheck and Company.

(m) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

Agreed: Company	Accepted: MyECheck
By: [signature] ______	By: ______
Name: Jay Bhattacharya ______	Name: ______
Title: COO ______	Title: ______

Exhibit A: Services Description

1) MyEcheck will remotely create digital checks to be drawn from Zipmark registered user accounts and deposited to the Zipmark business checking account based on the transaction details provided by the Zipmark softare. Zipmark shall communicate transaction details through specialized software that communicates with the MyEcheck check creation service per the guidelines provided by MyEcheck.
2) MyEcheck agrees to generate and enter ACH deposit transactions drawn from Zipmark's business banking account to be deposited to specific Zipmark user's registered accounts per instructions submitted by the Zipmark software.
3) MyEcheck shall provide Zipmark with a record of all daily transactions.

Transaction Pricing:

Item	Price
Valid check item processed over $50	$0.25
Valid check item processed under $50	$0.00

Agreed:
Company

By: ______________________

Name: ______________________

Title: ______________________

Accepted:
MyECheck

By: ______________________

Name: ______________________

Title: ______________________

US007389913B2

(12) **United States Patent**
Starrs

(10) **Patent No.:** **US 7,389,913 B2**
(45) **Date of Patent:** **Jun. 24, 2008**

(54) **METHOD AND APPARATUS FOR ONLINE CHECK PROCESSING**

(76) Inventor: **Ed Starrs**, 674 Platt Cir., El Dorado Hills, CA (US) 95762

(*) Notice: Subject to any disclaimer, the term of this patent is extended or adjusted under 35 U.S.C. 154(b) by 0 days.

(21) Appl. No.: **11/413,673**

(22) Filed: **Apr. 28, 2006**

(65) **Prior Publication Data**

US 2007/0288380 A1 Dec. 13, 2007

(51) **Int. Cl.**
G06F 19/00 (2006.01)

(52) **U.S. Cl.** **235/379**; 235/375; 705/1; 705/26; 705/45

(58) **Field of Classification Search** 235/379, 235/375; 705/26, 1, 45
See application file for complete search history.

(56) **References Cited**

U.S. PATENT DOCUMENTS

5,732,400 A 3/1998 Mandler et al.
2003/0093367 A1 5/2003 Allen-Rouman et al.
2004/0199462 A1 * 10/2004 Starrs 705/39
2006/0045321 A1 3/2006 Yu
2006/0161501 A1 * 7/2006 Waserstein et al. 705/65
2007/0156438 A1 * 7/2007 Popadic et al. 705/1

OTHER PUBLICATIONS

Neuman, B C., and Gennady Medvinsky. "Requirements for Network Payment: the NetCheque Perspective." IEEE (1995).*

* cited by examiner

Primary Examiner—Michael G. Lee
Assistant Examiner—Allyson N Trail
(74) *Attorney, Agent, or Firm*—Sawyer Law Group LLP

(57) **ABSTRACT**

Methods and apparatus for processing an online payment for an item. In one implementation, the method includes receiving information from a user corresponding to online payment for an item. The information from the user is received through a graphical user interface, and includes an authorization to pay for the item using an electronic check. The method further includes creating an electronic image of an authorized demand draft based on the authorization received from the user. The electronic image of the authorized demand draft is created directly from the information provided by the user through the graphical user interface.

29 Claims, 29 Drawing Sheets


100
USER SYSTEM 102
CHECK PROCESSING SYSTEM 104
MERCHANT SYSTEM 106


100
USER SYSTEM 102
CHECK PROCESSING SYSTEM 104
MERCHANT SYSTEM 106

FIG. 1


CHECK PROCESSING SYSTEM 200
USER VALIDATION ENGINE 202
CHECK PROCESSING ENGINE 204

FIG. 2


300
GENERATE PLURALITY OF INDIVIDUAL RISK SCORES
302
GENERATE BLENDED RISK SCORE BASED FROM INDIVIDUAL RISK SCORES
304
BLENDED RISK SCORE MEET PRE-DETERMINED THRESHOLD?
306
N
REJECT USER REQUEST TO PAY THROUGH CHECK PROCESSING SYSTEM
310
Y
ACCEPT USER REQUEST TO PAY THROUGH CHECK PROCESSING SYSTEM
308

FIG. 3


400
RECEIVE USER INFORMATION
402
404
USER AUTHORIZED?
N
Y
CREATE ELECTRONIC IMAGE OF AUTHORIZED DEMAND DRAFT
406
TRANSMIT ELECTRONIC IMAGE OF AUTHORIZED DEMAND DRAFT TO CHECK PROCESSING CENTER
408
RECEIVE FUNDS FROM CHECK PROCESSING CENTER
410
WIRE FUNDS TO MERCHANT
412
END

FIG. 4


500
ACME Anvils
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FIG. 5


600
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602
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Totals $ 29.95
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Visa or Mastercard
Barter (eg. Chickens)
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copyright 1975 Acme USA Corp.

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e-Check Processing for the 21st Century
There is never any cost to you when using the MyECheck System!
704
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702
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Password
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myEcheck
Welcome to MyECheck, the safest and most convenient payment system for the Internet.
New users can register electronically by clicking on the "Register" button or by calling the MyECheck Customer Support Center at 1-800-756-0686, daily from 5:00 AM PST through 8:00 PM PST.
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FIG. 7


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Please ensure the validity, completeness and spelling of all input data when completing this registration. Currently, MyECheck only supports U.S. residents with a valid Social Security Number and a valid U.S. bank or credit union checking account.
Name: First Edward Middle R Last Starrs
Date: Dec 20, 2005
Address: 1190 Suncast Lane Apt/Ste: 5
City: El Dorado Hills State: CA Zip: 95762
ID card #: B1234567 State: CA
PAY TO THE ORDER OF:
Please enter your Driver License number, State ID number or Military ID number exactly as it appears on your ID card.
$ 29.95
Bank Name: Bank of America
Routing Number
121008565
Checking Account Number
98765432
MyECheck strongly safeguards your personal identity and payment information. To protect against unauthorized transactions, MyECheck will send you an e-mail receipt depicting any deposits or withdrawals from your account. In addition, the MyECheck Fraud Prevention Team will contact you via phone in the event that we notice any suspicious activity occurring with your account.
copyright 1975 Acme USA Corp.

FIG. 8


900
902
904
Email Address: ed.starrs@myecheck.com
Confirm Email Address: ed.starrs@myecheck.com
Home Phone: 916-939-6534
Mobile Phone: 916-390-2866
For your information and protection, please review the MyECheck User Agreement before continuing.
I authorize this check and I agree to the Terms and Conditions of the MyECheck User Agreement. Yes No
Back
Continue
If you wish to cancel this transaction and return to the merchant site, please click here.
© 2005 MyECheck, Inc., All Rights Reserved
copyright 1975 Acme USA Corp.
Investor Relations
News Room
Community Events
Jobs
Contact
More

FIG. 9


1000
ACME Anvils
myecheck
Home
Products
Showcase
Store
Solutions
Support
Investor Relations
News Room
Community Events
Jobs
Contact
More
MyECheck Registration
In order to protect your checking account from unauthorized use, MyECheck requires that customers strongly identify themselves prior to approving transactions. Your Social Security Number and Date of Birth are necessary to properly identify you as a legitimate checking account owner.
MyECheck employs the industries most stringent encryption, access control and data monitoring techniques and will not share your personal information with any outside third parties. A complete description of our data protection safeguards can be found in the MyECheck Privacy Policy.
Date of Birth:
Month Nov Day 04 Year 1960
Social Security Number:
485 96 0000
If you have moved within last 12 month, please enter your previous home address.
Address:
Apt/Ste:
City:
State:
Zip:
Continue
If you wish to cancel this transaction and return to the merchant site, please click here.
copyright 1975 Acme USA Corp.

FIG. 10


1100
ACME Anvils
1102
Is all of this information correct? Please check carefully before continuing.
Date: Dec 20, 2005
Name: Edward R Starrs
Address: 1190 Suncast Ln Ste 5
El Dorado Hills, CA 95762
Drivers Lic #: B1234567 CA
PAY TO THE ORDER OF: MyECheck Inc.
$ 29.95
TWENTY NINE DOLLARS AND 95 CENTS
Bank Name: Wells Fargo
Edward R Starrs
⑆ 121042882 ⑆ 98765432 ⑈
Email Address: ed.starrs@myecheck.com
Home Phone: 916-939-6534
Mobile Phone: 916-390-2866
Date of Birth: Nov 04, 1960
Social Security Number: 485-96-0000
Choose 'Edit' to modify your entries or choose 'Continue' to continue.
Edit
Continue
Copyright 1975 Acme USA Corp.
Home
Products
Showcase
Store
Solutions
Support
Investor Relations
News Room
Community Events
Jobs
Contact
More

FIG. 11


1200
ACME Anvils
Home
Products
Showcase
Store
Solutions
Support
Investor Relations
News Room
Community Events
Jobs
Contact
More
MyECheck Registration
myecheck
The final step in confirming your identity is contained below.
Which one of these addresses is or has been associated with you?
select answer
Which one of these persons lives or used to live with you?
select answer
What state was your SSN issued in?
select answer
What county was your previous address in?
select answer
What Area Code was your previous address in?
select answer
Continue
© 2005 MyECheck, Inc., All Rights Reserved
copyright 1975 Acme USA Corp.

FIG. 12


1300
ACME Anvils
MyECheck Registration
In order to simplify future MyECheck transactions, please take a moment to select your personal Username, Password, PIN and Secret Question/Answer.
Username:
Password:
Confirm password:
Account PIN:
Confirm Account PIN:
Secret question:
Answer:
Continue
© 2005 MyECheck, Inc., All Rights Reserved
copyright 1975 Acme USA Corp.
Home
Products
Showcase
Store
Solutions
Support
Investor Relations
News Room
Community Events
Jobs
Contact
More

FIG. 13


1400
ACME Anvils
myEcheck
Home
Products
Showcase
Store
Solutions
Support
Investor Relations
News Room
Community Events
Jobs
Contact
More
Registration and payment successfully completed
Congratulations, your payment transaction has been approved and your MyECheck account has been successfully created!
Thank you for registering with MyECheck!
You will be automatically redirected to the merchant site in 10 seconds. If not please use Link
© 2005 MyECheck, Inc., All Rights Reserved
copyright 1975 Acme USA Corp.

FIG. 14


1500
1502
1504
Check No. 1391132801
Check Date Mar 24, 2005
Wells Fargo
John Smith
Pay To: MyECheck Inc.
$1044.99
Pay Exactly: One Thousand Forty Four Dollars And 99 Cents
Authorized by your customer
No signature required
Memo:
DEPOSIT TO THE ACCOUNT
OF THE
WITHIN NAMED PAYEE
Do not sign, write or stamp below this line
For depository bank use only
Subsequent collecting bank only

FIG. 15


FileHeader
01
Cash Letter 1 -
10
Bundle 1 -
20
Item 1 - 0000000
25
Front
50
52
Back
50
52
70
90
99
Endian: Little
Encoding: ASCII
Standard Level: 03
Cash Letters: 1
Creation Date: 3/24/2005
Records: 12
Create Time:
Items: 1
Country:
Total Amount: $1,044.99
Origin
Destination
Routing Number: 044000804
Routing Number: 000000123
Name:
Name:
Contact:
Phone: ( ) -

FIG. 16


File Header
01
Cash Letter 1 -
10
Bundle 1 -
20
Item 1 - 0000000
25
Front
50
52
Back
50
52
70
90
99
#... Description Value
1 Record Type "01"
2 Standard Level "03"
3 Test File Indicator "T"
4 Immediate Destination Routing Number "000000123"
6 Immediate Origin Routing Number "044000804"
6 File Creation Date "20050324"
7 File Creation Time "1143"
8 Resend Indicator "N"
9 Immediate Destination Name
10 Immediate Origin Name
11 File ID Modifier
12 Country Code
13 User Field
14 Reserved

FIG. 17


File Header
01
Cash Letter 1
10
Bundle 1 -
20
Item 1 - 0000000
25
Front
50
52
Back
50
52
70
90
99
Create Date: 3/24/2008
Create Time:
Settlement Date:
Business Date: 3/24/2008
Bundles: 1
Items: 1
Total Amount: $1,044.99
Destination Routing Number: 000000123
ECE Institution Routing Number: 044000804
ECE Institution Name:
Originator Contact:
Originator Phone: ( ) -

FIG. 18


File Header
01
Cash Letter 1 -
10
Bundle 1 -
20
Item 1 - 000000
25
Front
50
52
Back
50
52
70
90
99
F... Description Value
1 Record Type "10"
2 Collection Type Indicator "01"
3 Destination Routing Number "000000123"
4 ECE Institution Routing Number "044000804"
5 Cash Letter Business Date "20050324"
6 Cash Letter Creation Date "20050324"
7 Cash Letter Creation Time "1143"
8 Cash Letter Record Type Indicator "I"
9 Cash Letter Documentation Type Indicator "G"
10 Cash Letter ID
11 Originator Contact Name
12 Originator Contact Phone Number
13 Fed Work Type
14 User Field
15 Reserved

FIG. 19


File Header
01
Cash Letter 1 -
10
Bundle1
20
Item 1 - 000000
25
Front
50
52
Back
50
52
70
90
99
Creation Date: 3/24/2005
Business Date: 3/24/2005
Seq Number:
Cycle Number:
Items: 1
Total Amount: $1044.99
Destination Routing Number: 000000123
ECE Institution Routing Number: 044000804
Return Location Routing Number:

FIG. 20


File Header
01
Cash Letter 1 -
10
Bundle 1 -
20
Item 1 - 000000
25
Front
50
52
Back
50
52
70
90
99
F...
Description
Value
1 Record Type "20"
2 Collection Type Indicator "01"
3 Destination Routing Number "000000123"
4 ECE Institution Routing Number "044000304"
5 Bundle Business Date "20050324"
6 Bundle Creation Date "20050324"
7 Bundle ID
8 Bundle Sequence Number
9 Cycle Number
10 Return Location Routing Number
11 User Field
12 Reserved

FIG. 21


File Header
01
Cash Letter 1 -
10
Bundle 1 -
20
25
Front
50
52
Back
50
52
70
90
99
Wells Fargo
Payee:
Amount: $1,044.99
Payor Bank
Routing Number: 000000123
BOFD
Routing Number:
Business Date:
Deposit Branch:
Deposit Account:
Sequence Number:

FIG. 22


File Header
01
Cash Letter 1 -
10
Bundle 1 -
20
Item 1 - 000000000123456
25
Front
50
52
Back
50
52
70
90
F...
Description
Value
1 Record Type "25"
2 Auxiliary OnUs " 0139132801"
3 External Processing Code "-"
4 Payor Bank Routing Number "00000012"
5 Payor Bank Routing Number Check Digit "6"
6 OnUs " 0434338834"
7 Item Amount "0000104499"
8 ECE Institution Item Sequence Number "000000000123456"
9 Documentation Type Indicator "G"
10 Return Acceptance Indicator "0"
11 MICR Valid Indicator "1"
12 BOFD Indicator "U"
13 Check Detail Record Addendum Count "00"
14 Correction Indicator "0"
15 Archive Type Indicator "I"

FIG. 23


File Header
01
Cash Letter 1
10
Bundle 1
20
Item 1 - 000000000123456
25
Front
50
52
Back
50
52
70
90
99
Description
Value
1 Record Type "50"
2 Image Indicator "1"
3 Image Creator Routing Number "044000804"
4 Image Creator Date "20050324"
5 Image View Format Indicator "00"
6 Image View Compression Algorithm Ident... "00"
7 Image View Data Size
8 View Side Indicator "0"
9 View Descriptor "00"
10 Digital Signature Indicator "0"
11 Digital Signature Method
12 Security Key Size
13 Start Of Protected Data
14 Length Of Protected Data
15 Image Recreate Indicator "1"
16 User Field
17 Reserved

FIG. 24


File Header
01
Cash Letter 1 -
10
Bundle 1 -
20
Item 1 - 000000000123456
25
Front
50
52
Back
50
52
70
90
99
F... Description Value
1 Record Type "52"
2 ECE Institution Routing Number "044000804"
3 Bundle Business Date "20050324"
4 Cycle Number
5 ECE Institution Item Sequence Number "000000000123456"
6 Security Originator Name
7 Security Authenticator Name
8 Security Key Name
9 Clipping Origin "0"
10 Clipping Coordinate H1
11 Clipping Coordinate H2
12 Clipping Coordinate V1
13 Clipping Coordinate V2
14 Image Reference Key Length " 0"
15 Image Reference Key
16 Digital Signature Length " 0"
17 Digital Signature
18 Image Data Length "0004354"
19 Image Data "C:\Documents and Settings\steve.CORP.000...

FIG. 25


File Header
01
Cash Letter 1 -
10
Bundle 1 -
20
Item 1 - 000000000123456
25
Front
50
52
Back
50
52
70
90
99
F...
Description
Value
1 Record Type "50"
2 Image Indicator "1"
3 Image Creator Routing Number "044000804"
4 Image Creator Date "20030324"
5 Image View Format Indicator "00"
6 Image View Compression Algorithm Ident... "00"
7 Image View Data Size "0003452"
8 View Side Indicator "1"
9 View Descriptor "00"
10 Digital Signature Indicator "0"
11 Digital Signature Method
12 Security Key Size
13 Start Of Protected Data
14 Length Of Protected Data
15 Image Recreate Indicator "1"
16 User Field
17 Reserved

FIG. 26


File Header
01
Cash Letter 1 -
10
Bundle 1 -
20
Item 1 - 000000000123456
25
Front
50
52
Back
50
52
70
90
99
F... | Description | Value
1 Record Type "52"
2 ECE Institution Routing Number "044000804"
3 Bundle Business Date "20050324"
4 Cycle Number " "
5 ECE Institution Item Sequence Number "000000000123456"
6 Security Originator Name " "
7 Security Authenticator Name " "
8 Security Key Name " "
9 Clipping Origin "0"
10 Clipping Coordinate H1 " "
11 Clipping Coordinate H2 " "
12 Clipping Coordinate V1 " "
13 Clipping Coordinate V2 " "
14 Image Reference Key Length " 0"
16 Image Reference Key ""
16 Digital Signature Length " 0"
17 Digital Signature ""
18 Image Data Length "0003452"
19 Image Data "C:\Documents and Settings\steve.CORP.000...

FIG. 27


File Header
01
Cash Letter 1 -
10
Bundle 1 -
20
Item 1 - 000000000123456
25
Front
50
52
Back
50
52
70
90
99

#...	Description	Value
1	Record Type	"70"
2	Items Within Bundle Count	"0001"
3	Bundle Total Amount	"000000104499"
4	MICR Valid Total Amount	"000000104499"
5	Images Within Bundle Count	"00002"
6	User Field	" "
7	Reserved	" "

FIG. 28


File Header
01
Cash Letter 1 -
10
Bundle 1 -
20
Item 1 - 000000000123456
25
Front
50
52
Back
50
52
70
90
99
F...
Description
Value
1 Record Type "90"
2 Bundle Count "000001"
3 Items Within Cash Letter Count "00000001"
4 Cash Letter Total Amount "00000000104499"
5 Images Within Cash Letter Count "000000002"
6 ECE Institution Name
7 Settlement Date
8 Reserved

FIG. 29


File Header
01
Cash Letter 1 -
10
Bundle 1 -
20
Item 1 -
25
Front
50
52
Back
50
52
70
90
99
F...
Description
Value
1 Record Type "99"
2 Cash Letter Count "000001"
3 Total Record Count "00000012"
4 Total Item Count "00000001"
5 File Total Amount "30000000000104499"
6 Immediate Origin Contact Name
7 Immediate Origin Contact Phone Number
8 Reserved

FIG. 30

METHOD AND APPARATUS FOR ONLINE CHECK PROCESSING

FIELD OF THE INVENTION

The present invention relates generally to data processing, and more particularly to methods and apparatus for processing a bank instrument.

BACKGROUND OF THE INVENTION

The development of the Internet has created new online markets and marketplaces. For example, a user (e.g., a consumer) with an Internet connection can search for a variety of items (including, for example, physical products, services, digital media or content, and the like) provided by online merchants. Users can typically pay for items using a number of different online payment processing options. One common online payment processing option includes payment through credit cards. In a typical credit card payment purchasing scheme, a user accesses a website (e.g., of a merchant or other provider of items) and provides required personal information and a credit card number. The merchant submits a charge to a corresponding credit card company, and completes the online payment purchase with the user once the credit card company authorizes the charge. Online merchants, however, are exposed to high costs associated with fraud and charge back fees, and bear liability because typically no credit card signature is required when a user pays online using a credit card.

Another online payment processing option includes payment using electronic checks (referred to herein also as e-checks) through a funds transfer system associated with the Automated Clearing House (ACH) network. The ACH network is an electronic funds transfer system governed by NACHA (National Automated Clearing House Association) which sets operating rules that provide for inter-bank clearing of electronic payments for participating depository financial institutions. However, as with the credit card payment purchasing scheme, payments made using e-checks through a funds transfer system associated with the ACH network can be charged back or reversed long after a transaction date. In addition, not all financial institutions (including banks) participate in the ACH network. Other conventional e-check payment systems typically require merchants (or other check processors) to buy special check printing equipment and proprietary checks, so that the merchants can print out and then deposit physical paper copies of the consumer check. Merchants, however, must typically wait a long period of time (e.g., 5-7 days) for a printed check to clear.

Accordingly, what is needed is an improved online consumer payment solution. The present invention addresses such a need.

SUMMARY OF THE INVENTION

In general, in one aspect, this specification describes a computer-implemented method for processing an online payment for an item. The method includes receiving information from a user corresponding to the online payment for the item. The information from the user is received through a graphical user interface, and includes an authorization to pay for the item using an electronic check. The method further includes creating an electronic image of an authorized demand draft based on the authorization received from the user. The electronic image of the authorized demand draft is created directly from the information provided by the user through the graphical user interface.

Particular implementations can include one or more of the following features. Creating an electronic image of an authorized demand draft can include creating an electronic image of an authorized demand draft that is compliant with the Check Clearing for the 21st Century Act (Check 21). The electronic image of the authorized demand draft can be unsigned by the user. The method can further include transmitting the electronic image of the authorized demand draft to a financial institution, and receiving funds from the financial institution based on the electronic image of the authorized demand draft to provide payment for the item. Creating an electronic image of an authorized demand draft, transmitting the electronic image of the authorized demand draft to a financial institution, and receiving funds from the financial institution based on the electronic image of the authorized demand draft can be performed substantially in real-time. The method can further include performing one or more real-time verifications on the user prior to creating the electronic image of the authorized demand draft. Performing one or more real-time verifications on the user can include generating a blended risk score on the user. The blended risk score can correspond to a degree of risk associated with successfully performing an online payment transaction with the user. The blended risk score can be a composite of a plurality of individual risk scores. The information from the user can be received through a graphical user interface associated with a website of a merchant through which the item is purchasable.

In general, in another aspect, this specification describes a check processing system for processing an online payment from a user, in which the online payment is for an item that is purchasable through a website of a merchant. The check processing system includes a first engine to receive information from the user corresponding to the online payment for the item. The information from the user is received through a graphical user interface associated with the website of the merchant. The information from the user includes a name of the user, bank data associated with the user, and an authorization to pay for the item using an electronic check. The check processing system further includes a second engine to create an electronic image of an authorized demand draft based on the authorization received from the user. The electronic image of the authorized demand draft is created directly from the information provided by the user through the graphical user interface associated with the website of the merchant. The electronic image of the authorized demand draft includes the name of the user, the bank data associated with the user. The check processing system further includes a third engine to transmit the electronic image of the authorized demand draft to a financial institution corresponding to the bank data associated with the user, and a fourth engine to receive funds from the financial institution based on the electronic image of the authorized demand draft to provide payment for the item.

Implementations can include one or more of the following features. The fourth engine can be operable to receive the funds from the financial institution substantially in real-time relative to when the electronic image of the authorized demand draft is created and transmitted to the financial institution. The first engine, the second engine, the third engine, and the fourth engine can be components of the same engine. The check processing system can further include a fifth engine operable to perform one or more real-time verifications on the user prior to the second engine creating the electronic image of the authorized demand draft. The fifth engine can be operable to perform one or more real-time verifications including generating a blended risk score on the user.

In general, in another aspect, this specification describes a computer-implemented method for processing an online payment from a user, in which the online payment is for an item that is purchasable through a website of a merchant. The method includes receiving information from the user corresponding to the online payment for the item. The information from the user is received through a graphical user interface associated with the website of the merchant, and includes a name of the user, bank data associated with the user, and an authorization to pay for the item using an electronic check. The method further includes creating an electronic image of an authorized demand draft based on the authorization received from the user. The electronic image of the authorized demand draft is created directly from the information provided by the user through the graphical user interface associated with the website of the merchant, and includes the name of the user, the bank data associated with the user. The method further includes transmitting the electronic image of the authorized demand draft to a financial institution corresponding to the bank data associated with the user, and receiving funds from the financial institution based on the electronic image of the authorized demand draft to provide payment for the item.

Particular implementations can include one or more of the following features. The item can comprise one of a physical product, a service, digital media, or digital content. The financial institution can be one of a bank, savings and loan (S&L), credit union, or Federal Reserve.

Implementations may provide one or more of the following advantages. In one implementation, a fully integrated online check processing system is provided that functions much like credit card authorization and settlement, but is much more universally available to consumers or other users. Unlike transactions involving credit cards or a funds transfer system associated with the ACH network, the electronic images of authorized demand drafts created by the check payment/processing system cannot be easily or readily reversed, and are acceptable at every U.S. bank. Moreover, the check processing system is not subject to NACHA rules and/or other regulatory oversight.

The details of one or more implementations are set forth in the accompanying drawings and the description below. Other features and advantages will be apparent from the description and drawings, and from the claims.

BRIEF DESCRIPTION OF THE DRAWINGS

FIG. **1** is a block diagram of an online payment system including a check processing system in accordance with one implementation.

FIG. **2** illustrates a block diagram of the check processing system of FIG. **1** in accordance with one implementation.

FIG. **3** illustrates a method for authorizing a user in accordance with one implementation.

FIG. **4** illustrates a method for processing an electronic check online in accordance with one implementation.

FIGS. **5-14** are screen shots of exemplary graphical user interfaces that can be implemented on, for example, a merchant website.

FIGS. **15-30** illustrate an example electronic image of an authorized demand draft in accordance with one implementation.

Like reference symbols in the various drawings indicate like elements.

DETAILED DESCRIPTION OF THE INVENTION

Implementations of the present invention relates generally to data processing, and more particularly to methods and apparatus for processing a bank instrument. The following description is presented to enable one of ordinary skill in the art to make and use the invention and is provided in the context of a patent application and its requirements. Various modifications to implementations and the generic principles and features described herein will be readily apparent to those skilled in the art. Thus, the present invention is not intended to be limited to the implementations shown but is to be accorded the widest scope consistent with the principles and features described herein.

FIG. **1** illustrates an online payment system **100** in accordance with one implementation. In one implementation, the online payment system **100** includes a user system **102**, a check processing system **104** and a merchant system **106**. In one implementation, the user system **102**, the check processing system **104** and the merchant system **106** are interconnected through a network (e.g., the Internet or other wide area network). Other types of networks through which the online payment system **100** can be interconnected include, for example, telephone networks, wireless digital networks, serial cable networks, ATM or credit card networks, or other private networks and collections of networks including intranets, and/or local area networks. In one implementation, the check processing system **104** permits a user (using the user system **102**) to pay for items (including, e.g., physical products, services, digital media or content, and the like) that are displayed on (or available/purchasable through) a website, e.g., a merchant website provided by the merchant system **106**. In one implementation, the check processing system **104** generates an electronic image of an (unsigned) authorized demand draft, or other bank instrument, (based on user information) that is compliant with the Check Clearing for the 21st Century Act (Check 21), which electronic image is then processed at a financial institution to provide payment for an item. Such financial institutions include, for example, banks, savings and loans (S&Ls), credit unions, the Federal Reserve, and other check processing centers. In general, the electronic image of the authorized demand draft is a bank instrument corresponding to, for example, a personal check, business check, certified check, bank check, sight draft, demand draft, money order, and the like. Unlike transactions involving credit cards or a funds transfer system associated with the ACH network, the electronic images of authorized demand drafts created by the check processing system **104** cannot be easily or readily reversed and are acceptable at all U.S. banks and other financial institutions.

Check 21 is a new federal law that was signed on Oct. 28, 2003, and became effective on Oct. 28, 2004. Check 21 is designed to foster innovation in the payments system and to enhance efficiency by reducing some of the legal impediments to check truncation. The law facilitates check truncation by creating a new negotiable instrument called a substitute check, which permits banks to truncate original checks, to process check information electronically, and to deliver substitute checks to banks that want to continue receiving paper checks. A substitute check is the legal equivalent of the original check and includes all the information contained on the original check. Accordingly, Check 21 permits banks to process paper checks electronically for faster, more efficient check clearing. Instead of physically moving paper checks between banks, Check 21 permits banks to capture a picture of the front and back of a check and transmit the picture electronically.

Referring to FIG. **1**, in one implementation, the electronic image of the authorized demand draft generated by the check processing system **104** is made payable to an entity (e.g., a person or business) associated with the check processing system **104**. In this implementation, the check processing

system **104** can provide funds received from a financial institution (responsive to a corresponding electronic image of an authorized demand draft) to an entity (e.g. a person or business) associated with the merchant system **106**. The check processing system **104** can provide the funds to the merchant system **106** through (e.g.) wire, ACH, or a paper check. In one implementation, the electronic image of the authorized demand draft generated by the check processing system **104** is made payable to an entity associated with the merchant system **106**. In this implementation, the funds are provided from the financial institution (or drawee bank) directly to the merchant system **106**. In this implementation, the electronic image can be sent directly from the check processing system **104** to the financial institution (or indirectly through a 3rd party or the merchant system **106**). For example, the electronic image can first be sent to a bank associated with the merchant system **106**, which will then forward the electronic image to the drawee bank. The financial system can provide the funds to the merchant system **106** through (e.g.) wire, ACH, or a paper check. Alternatively, the electronic image of the authorized demand draft generated by the check processing system **104** can be made payable to an entity associated with a 3rd party not associated with the check processing system **104** or the merchant system **106**. In this implementation, the settlement of funds for payment of an item is provided by the 3rd party.

In addition to making payments for items that are available through a website, the check processing system **104** can be used to make payments for items generally. For example, the check processing system **104** can be used to provide payment for car payments, insurance payments, mortgage payments, payroll checks, and so on. In one implementation, the check processing system **104** is operable to automatically make recurring payment by generating electronic images of the authorized demand drafts on a pre-determined reoccurring basis. The recurring payments can involve creation of an electronic image of an authorized demand draft based on a previous authorization made for other electronic images.

FIG. **2** illustrates a block diagram of a check processing system **200** in accordance with one implementation. In one implementation, the check processing system **200** includes a user validation engine **202** and a check processing engine **204**. Although the check processing system **200** is shown as including two separate engines—e.g., the user validation engine **202** and the check processing engine **204**—the check processing system can include other engines (not shown) operable to perform the functions described below. In addition, the two separate engines can be combined into a single engine.

In one implementation, the user validation engine **202** performs a series of real-time verifications to ensure that every electronic check (or demand draft) is authorized by a user (or account owner), and that the check will clear the user's bank (or other financial institution associated with the user). More generally, the user validation engine **202** provides bank data, age and identity verification for users of the check processing system **200**. In one implementation, the user validation engine **202** generates a blended risk score for each user that registers with the check processing system **200** as described in pending U.S. patent application Ser. No. 10/405,410—entitled "Fraud Control Method and System For Network Transactions", which is incorporated by reference herein. In one implementation, the blended risk score corresponds to a degree of risk associated with successfully performing an online payment transaction with a given user. For example, a good blended risk score for a user can indicate a greater likelihood of a successful online payment transaction.

For example, referring to FIG. **3**, a method **300** for validating a user is shown according to one implementation. A plurality of individual risk scores are generated (e.g., by the user validation engine **202**) (step **302**). The plurality of individual risk scores can be generated based at least in part on information provided by a user that desires to pay for an item using the check processing system **200**. In one implementation, a first individual risk score is generated from a credit history of a user. In this case, the first individual risk score can correspond to a credit score of a given user. In one implementation, a second individual risk score is generated using Network Geolocation Technology (NGT)) to determine a user's physical location, which is compared to a reported location and IP address of the user's (hardware) system. In this implementation, the second individual risk score corresponds to the certainty that a user is physically located near a user system through which the user's information was received. Other individual risk scores can be generated to verify user information and/or bank data using any type of suitable information including for example, publicly maintained databases (e.g., Department of Motor Vehicles (DMV) records, education records, and the like) or privately maintained databases (e.g., Lexis-Nexis, Martindale-Hubbell, and the like).

A blended (or composite) risk score is generated (e.g., by the user validation engine **202**) (step **304**). In one implementation, the blended risk score is generated by assigning weights to each of the plurality of individual risk scores, substantially according to equation 1 below:

$$(X)(\text{1st risk score})+(Y)(\text{2nd risk score})+\ldots+(Z)(\text{nth risk score})=\text{blended risk score} \quad \text{(eq. 1)}$$

where X, Y, and Z represent a weight assigned to a given risk score. The weights can be assigned to give more (or less) influence to each of the individual risks scores on the (overall) blended risk score. A determination is made (e.g., by the user validation engine **202**) whether the blended risk score meets a pre-determined threshold (step **306**). The pre-determined threshold can correspond to a level of acceptable risk. If the blended risk score meets the predetermined threshold then a user request to pay using the check processing system is accepted (e.g., by the user validation engine **202**) (step **308**). If the blended risk score does not meet the pre-determined threshold then the user request to pay using the check processing system is rejected (e.g., by the user validation engine **202**) (step **310**).

Referring again to FIG. **2**, (in one implementation) the check processing engine **204** is operable to create an electronic image of an authorized demand draft (or an electronic check) that can be processed to provide online payment for an item. For example, referring to FIG. **5**, a screenshot **500** is shown of a user selecting (1) anvil for purchase through a merchant website. As shown in FIG. **6**, a screenshot **600** is shown including a window **602** that provides a number of payment options for selection by the user. The window **602** includes a conventional credit card payment option **604** and an electronic check payment option **606** ("MyECheck") through which an electronic image of an authorized demand draft can be generated to pay for the anvil. FIG. **4** illustrates one implementation of a method for processing an electronic image of an authorized demand draft.

As shown in FIG. **4**, user information is received (step **402**). In one implementation, the user information is received though a user registration process. For example, FIG. **7** shows a screenshot **700** of a login screen **702** that is displayable to a user once the user selects the electronic check payment option **606** (FIG. **6**). In one implementation, the login screen **702** includes a registration section **704** for new users and a login

section **706** for returning users. If a given user is a returning user, then the user's information can be retrieved from a database or other storage. FIG. **8** shows a screenshot **800** of a registration screen **802** that is displayable to new users of the electronic check payment option. In one implementation, the user information that is received includes date, name, address, driver's license identification number, bank data (e.g., including a bank routing number and a bank account number), payee information, and the amount to be paid. In one implementation, the information is entered directly into an electronic template **804** in the form of a conventional paper check as shown in FIG. **8**. As discussed above, the payee can be an entity associated with the check processing system, the merchant system, or a 3rd party. FIG. **9** shows a screenshot **900** of an authorization page **902**. In one implementation, the authorization page **902** includes email and telephone contact numbers and includes an authorization selection button **904** indicating a user's authorization of an electronic check.

In one implementation, prior to completing registration, a user enters additional personal information including, for example, date of birth, social security number, previous home addresses, and so on, as shown in the screenshot **1000** of FIG. **10**. FIG. **11** illustrates a screenshot **1100** of a confirmation page **1102** containing all of the information previously entered by a user. In one implementation, a quiz is presented to a user (e.g., by the user validation engine **202** (FIG. **2**)) to further confirm identity of the user as shown in the screenshot **1200** of FIG. **12**. The questions can be generated from public and/or private databases, or other information databases. FIG. **13** illustrates a screenshot **1300** of additional information that can be entered by a user to simplify future electronic check payment transactions. The additional information includes a username, password, account PIN (personal identification number), secret question and answer. The secret question and answer can be used to verify identity of a user should the user later forget a username, password, and/or account PIN.

Referring again to FIG. **4**, a determination is made (e.g., by the user validation engine **202** of FIG. **2**) whether the user is authorized to complete online payment using the electronic check payment option. In one implementation, a user is authorized to complete an online payment using the electronic check payment option if a blended risk score associated with the user meets a pre-determined threshold as discussed above. If the user is not authorized to complete the online payment, then the process ends. If the user is authorized to complete the online payment using the electronic check payment option, then an electronic image of an authorized demand draft is created (e.g., by the check processing engine **202** of FIG. **2**) (step **406**). In one implementation, the electronic image of the authorized demand draft is created directly from information provided by a user through a graphical user interface, e.g., running on (or associated with) a website of a merchant. For example, referring to FIG. **8**, an electronic image of an authorized demand draft can be created based on the information provided on the electronic template of a conventional check. More generally, the information for generating an electronic image of an authorized demand draft can be received through data collection means or transmittal methods. For example, the information for generating an electronic image of an authorized demand draft can be received from a merchant (or payment gateway). In one implementation, the check processing engine generates electronic images of authorized demand draft in response to transactions that are sent to the check processing engine in batches. For example, a merchant may delay release of payment processing of a previously authorized transaction to the check processing system (e.g., the purchase of a charter flight plane ticket may require the merchant to defer issuance (by hours or days) pending confirmation of seat availability of a carrier).

In one implementation, the electronic image of the authorized demand draft is compliant with Check 21 to guarantee that the electronic image of the authorized demand draft will be acceptable at all U.S. banks or other financial institutions. In one implementation, the electronic image of the authorized demand draft is unsigned by the user. Alternatively, an electronic signature can be placed on the electronic image of the authorized demand draft. The electronic image of the authorized demand draft is transmitted (e.g., by the check processing system **200** (FIG. **2**)) to a check processing center (e.g., the user's bank or other financial institution) (step **408**). In one implementation, the electronic image of the authorized demand draft is transmitted substantially in real-time to the check processing center. Once the electronic image of the authorized demand draft is processed, funds are received (e.g., by the check processing system **200**) (step **410**). In one implementation, the funds are received by the check processing system substantially in real-time. The funds are then wired to the merchant (step **412**). FIG. **14** shows a screenshot **1400** indicating successful online registration and payment through the electronic check payment option. Alternatively, as discussed above, the electronic image of the authorized demand draft can be made payable to the merchant (or a 3rd party), in which case the check processing center (or financial institution) directly sends the funds to the merchant (or the 3rd party).

FIGS. **15-30** illustrate one implementation of an electronic image of an authorized demand draft, and components (or data sources) thereof. The electronic images shown in FIGS. **15-30** are electronic X9.37 image files. In general, various financial institutions have different requirements regarding acceptance of an electronic image of an authorized demand draft and, therefore, the electronic image (and components thereof) shown in FIGS. **15-30** are exemplary.

Referring first to FIG. **15**, one implementation of an electronic image of an authorized demand draft **1500** is shown. The electronic image of an authorized demand draft **1500** includes a front side **1502** and a back side **1504**. As shown on the front side **1502**, the electronic image of an authorized demand draft **1500** is unsigned. FIG. **16** shows file header that is associated with the electronic image of an authorized demand draft **1500**. In one implementation, the file header includes origin and destination routing number information as shown, in addition to the total amount ($1044.99) to be transferred between the two accounts associated with the routing numbers. FIGS. **17-30** respectively illustrates other components (or data sources) that can be associated with the electronic image of an authorized demand draft **1500** including, for example, a record type **01**, a cash letter, a record type **10**, a bundle, a record type **20**, an item identifier (item **1**), a record type **25**, a record type **50** (associated with the front side **1502**), a record type **52** (associated with the front side **1502**), a record type **50** (associated with the back side **1504**), a record type **52** (associated with the back side **1504**), a record type **70**, a record type **90**, and a record type **99**.

Below is provided an exemplary process steps that can occur through a merchant website and a check processing system that is in accordance with the method steps discussed above.

1) Merchant Web Site
   Merchant collects amount of item
   Customer selects Check Processing System to pay for item
2) Check Processing System creates secure session with Customer inside frames on Merchant Web Site
   Amount of item is electronically sent to Check Processing System
   Check Processing System creates a unique session ID and transaction ID
   Check Processing System serves a log-in page

Pre-registered users log-in user username and password, and new users click through to register

3) (a) New User Registration

Check Processing System serves customer registration pages

Customer enters name, address, phone number, driver license number, bank name, bank routing number, bank account number into fields on blank check image

Customer enters phone numbers, date of birth, other addresses, social security number into additional fields

Customer agrees to terms of use and authorizes transaction

Customer's identity attributes are verified by Check Processing System matching customer provided data with data in external private and public records databases

Check Processing System serves interactive quiz to customer to validate identity

Check Processing System verifies customer bank account funds availability through interfaces with external data providers

Check Processing System queries external negative check writer databases

Check Processing System uses risk assessment and decision tools to approve or decline transaction

Check Processing System serves Approved or Declined page to Customer, declined customers are redirected to the merchant web site

Check Processing System serves page for approved customer to enter a username, password, PIN and secret question to identify themselves to the Check Processing System on future transactions.

Customer and transaction data is posted to the Check Processing System database

Customer is redirected to the merchant website along with transaction data

An electronic, Check 21 compliant file containing an image of authorized demand draft is created and electronically sent to a financial institution for processing

Check Processing System sends receipt to customer email

3)(b) Pre-Registered Users

Check Processing System serves page containing image of demand draft for customer approval or editing

Customer enters PIN to authorize demand draft

Transaction data is posted to the Check Processing System database

Customer is redirected to the merchant website along with transaction data

An electronic, Check 21 compliant file containing an image of authorized demand draft is created and electronically sent to a financial institution for processing

Check Processing System sends receipt to customer email address

One or more of method steps described above can be implemented in digital electronic circuitry, or in computer hardware, firmware, software, or in combinations of them. Apparatus of the invention may be implemented in a computer program product tangibly embodied in a machine-readable storage device for execution by a programmable processor; and method steps of the invention can be performed by a programmable processor executing a program of instructions to perform functions of the invention by operating on input data and generating output. The invention can be implemented advantageously in one or more computer programs that are executable on a programmable system including at least one programmable processor coupled to receive data and instructions from, and to transmit data and instructions to, a data storage system, at least one input device, and at least one output device. Each computer program can be implemented in a high-level procedural or object-oriented programming language, or in assembly or machine language if desired; and in any case, the language can be a compiled or interpreted language. Suitable processors include, by way of example, both general and special purpose microprocessors. Generally, a processor will receive instructions and data from a read-only memory and/or a random access memory. Generally, a computer will include one or more mass storage devices for storing data files; such devices include magnetic disks, such as internal hard disks and removable disks; magneto-optical disks; and optical disks. Storage devices suitable for tangibly embodying computer program instructions and data include all forms of non-volatile memory, including by way of example semiconductor memory devices, such as EPROM, EEPROM, and flash memory devices; magnetic disks such as internal hard disks and removable disks; magneto-optical disks; and CD-ROM disks. Any of the foregoing may be supplemented by, or incorporated in specially-designed ASICs (application-specific integrated circuits).

To provide for interaction with a user, the invention can be implemented on a computer system having a display device such as a monitor or LCD screen for displaying information to the user, and a keyboard and a pointing device (e.g., a mouse or a trackball) by which the user can provide input to the computer system. The computer system can be programmed to provide a graphical user interface through which the computer programs interact with users.

Various implementations of an online payment system and methods for providing payment online have been described. Nevertheless, one of ordinary skill in the art will readily recognize that various modifications may be made to the implementations, and those variations would be within the scope of the present invention. For example, the steps of methods discussed above can be performed in a different order to achieve desirable results. In addition, although FIG. **1** depicts the user system **102**, the check processing system **104** and the merchant system **106** as separate systems, two or more of the systems can be combined within a single system. Accordingly, many modifications may be made by one of ordinary skill in the art without departing from the spirit and scope of the following claims.

What is claimed is:

1. A computer-implemented method for processing an online payment from a user, the online payment being for an item that is purchasable through a website of a merchant, the method comprising:

receiving information from the user corresponding to the online payment for the item, the information from the user being received through a graphical user interface associated with the website of the merchant, the information from the user including a name of the user, bank data associated with the user, and an authorization to pay for the item using an electronic check;

creating an electronic image of an authorized demand draft based on the authorization received from the user, the electronic image of the authorized demand draft being created directly from the information provided by the user through the graphical user interface associated with the website of the merchant, the electronic image of the authorized demand draft including the name of the user, the bank data associated with the user;

transmitting the electronic image of the authorized demand draft to a financial institution corresponding to the bank data associated with the user; and

receiving funds from the financial institution based on the electronic image of the authorized demand draft to provide payment for the items,

wherein creating an electronic image of an authorized demand draft, transmitting the electronic image of the authorized demand draft to the financial institution, and receiving funds from the financial institution based on the electronic image of the authorized demand draft are performed in substantially real-time.

2. The method of claim 1, wherein creating an electronic image of an authorized demand draft includes creating an electronic image of an authorized demand draft that is compliant with the Check Clearing for the 21st Century Act (Check 21).

3. The method of claim 2, wherein the electronic image of the authorized demand draft is unsigned by the user.

4. The method of claim 2, wherein creating an electronic image of an authorized demand draft comprises creating an electronic (X9.37) image file.

5. The method of claim 1, further comprising performing one or more real-time verifications on the user prior to creating the electronic image of the authorized demand draft.

6. The method of claim 5, wherein performing one or more real-time verifications on the user comprises generating a blended risk score on the user, the blended risk score corresponding to a degree of risk associated with successfully performing an online payment transaction with the user, the blended risk score being a composite of a plurality of individual risk scores.

7. The method of claim 6, wherein each of the plurality of individual risk scores are weighted by a pre-determined factor.

8. The method of claim 1, wherein:

the item comprises one of a physical product, a service, digital media, or digital content; and

the financial institution is one of a bank, savings and loan (S&L), credit union, or Federal Reserve.

9. The method of claim 1, wherein the processing is completed without printing a paper check.

10. A computer-implemented method for processing an online payment for an item, the method comprising:

receiving information from a user corresponding to the online payment for the item, the information from the user being received through a graphical user interface, the information from the user including an authorization to pay for the item using an electronic check;

creating an electronic image of an authorized demand draft based on the authorization received from the user, the electronic image of the authorized demand draft being created directly from the information provided by the user through the graphical user interfaces,

wherein the electronic image of the authorized demand draft allows a financial institution to transmit funds in substantially real-time, upon receipt of the electronic image of the authorized demand draft.

11. The method of claim 10, wherein creating an electronic image of an authorized demand draft includes creating an electronic image of an authorized demand draft that is compliant with the Check Clearing for the 21st Century Act (Check 21).

12. The method of claim 11, wherein the electronic image of the authorized demand draft is unsigned by the user.

13. The method of claim 11, further comprising:

transmitting the electronic image of the authorized demand draft to a financial institution;

and

receiving funds from the financial institution based on the electronic image of the authorized demand draft to provide payment for the item.

14. The method of claim 11, wherein creating an electronic image of an authorized demand draft comprises creating an electronic (X9.37) image file.

15. The method of claim 10, further comprising performing one or more real-time verifications on the user prior to creating the electronic image of the authorized demand draft.

16. The method of claim 15, wherein performing one or more real-time verifications on the user comprises generating a blended risk score on the user, the blended risk score corresponding to a degree of risk associated with successfully performing an online payment transaction with the user, the blended risk score being a composite of a plurality of individual risk scores.

17. The method of claim 10, wherein the information from the user is received through a graphical user interface associated with a website of a merchant through which the item is purchasable.

18. The method of claim 10, wherein the processing is completed without printing a paper check.

19. A check processing system for processing an online payment from a user, the online payment being for an item that is purchasable through a website of a merchant, the system comprising:

a first engine to receive information from the user corresponding to the online payment for the item, the information from the user being received through a graphical user interface associated with the website of the merchant, the information from the user including a name of the user, bank data associated with the user, and an authorization to pay for the item using an electronic check;

a second engine to create an electronic image of an authorized demand draft based on the authorization received from the user, the electronic image of the authorized demand draft being created directly from the information provided by the user through the graphical user interface associated with the website of the merchant, the electronic image of the authorized demand draft including the name of the user, the bank data associated with the user;

a third engine to transmit the electronic image of the authorized demand draft to a financial institution corresponding to the bank data associated with the user; and

a fourth engine to receive funds from the financial institution based on the electronic image of the authorized demand draft to provide payment for the item,

wherein the fourth engine is operable to receive the funds from the financial institution in substantially real-time relative to when the electronic image of the authorized demand draft is created and transmitted to the financial institution.

20. The system of claim 19, wherein the electronic image of the authorized demand draft is compliant with the Check Clearing for the 21st Century Act (Check 21).

21. The system of claim 20, wherein the electronic image of the authorized demand draft is unsigned by the user.

22. The system of claim 20, wherein the electronic image of an authorized demand.

23. The system of claim 19, wherein one or more of the first engine, the second engine, the third engine, and the fourth engine are components of a single engine.

24. The system of claim 19, further comprising a fifth engine operable to perform one or more real-time verifications on the user prior to the second engine creating the electronic image of the authorized demand draft.

25. The system of claim 24, wherein the fifth engine operable to perform one or more real-time verifications including

generating a blended risk score on the user, the blended risk score corresponding to a degree of risk associated with performing an online payment transaction with the user, the blended risk score being a composite of a plurality of individual risk scores.

26. The system of claim **25**, wherein each of the plurality of individual risk scores are weighted by a pre-determined factor.

27. The system of claim **19**, wherein the processing is completed without printing a paper check.

28. A computer-implemented method for processing an online payment for an item, the method comprising:

receiving information from a user corresponding to the online payment for the item, the information from the user being received through a graphical user interface, the information from the user including an authorization to pay for the item using an electronic check;

creating an electronic (X9.37) image file of an authorized demand draft based on the authorization received from the user, the electronic (X9.37) image file of the authorized demand draft being created directly from the information provided by the user through the graphical user interface;

transmitting the electronic (X9.37) image file directly to the Federal Reserve; and

receiving funds from the Federal Reserve based on the electronic (X9.37) image file, wherein the funds are received from the Federal Reserve substantially in real-time relative to a time of the transmission of the electronic (X9.37) image file to the Federal Reserve.

29. The method of claim **28**, wherein the processing is completed without printing a paper check.

* * * * *

Amendment to
Services Agreement

This Amendment (the "**Amendment**") is effective as of ____________, 2012 (the "**Amendment Effective Date**") and amends the Services Agreement dated May 8, 2011 by and between MyECheck, Inc. ("**MyEcheck**") and Zipmark, Inc. ("**Zipmark**").

WHEREAS, MyECheck and Zipmark entered into the Services Agreement dated May 8, 2011 (the "**Agreement**");

WHEREAS, the parties wish to amend the Agreement to include the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, MyECheck and Zipmark agree to amend the Agreement as follows:

1. **Additional Rights:** Section 13 shall be added to the Agreement as set forth below:

Section 13. ***License Grants***.

(a) ***Definitions.***

(1) "**Documentation**" means any user instructions, manuals or other materials regarding the use of the Licensed Software that are generally provided by MyECheck in connection with the Licensed Software.

(2) "**Licensed Patent**" means U.S. Patent Number 7,389,913 titled "Method and apparatus for online check processing" and any patents and applications claiming priority thereto, and all reissues, re-examinations, continuations in part, continuing prosecution applications, requests for continuing examinations, divisions and registrations of any item in any of the foregoing; and foreign patents, patent applications and counterparts, including without limitation certifications of invention, utility models, industrial design protection, design patent protection, and other governmental grants and issuances.

(3) "**Licensed Software**" means the Software (in both object code and Source Code form to create and clear remotely created checks), including but not limited to the MyECheck Transaction Engine that creates checks remotely and inserts the checks into X9.37 format files for submission to banks for clearing. The Licensed Software includes without limitation (a) all bug fixes, patches, and updates to the Licensed Software, and (b) all releases or versions of the Licensed Software containing new features or significant functional enhancements.

(4) "**Source Code**" means the Licensed Software in the form of fully commented computer programming code and related documentation, procedural codes, tools, and user interfaces which are sufficient to enable a programmer of ordinary skill to

understand, recreate, compile, maintain, support, edit, debug, correct and modify the Licensed Software.

(b) ***Software License Grant.***

(1) MyECheck hereby grants to Zipmark, and its affiliates and subsidiaries, a worldwide, non-exclusive, non-transferable license to (a) use the Licensed Software and any modifications and derivative works thereto, (b) use, reproduce, and distribute the Documentation and any modifications and derivative works thereto in connection with the Licensed Software. MyECheck will not license the Licensed Software to a competitor of Zipmark during the Software License Term (as defined below). Except for the rights expressly granted herein, MyECheck reserves all of its rights to the Licensed Software and Documentation.

(2) The term of the license granted in Section 13(b)(1) shall be five (5) years from the Amendment Effective Date, after which time the license shall automatically renew for successive five (5) year terms unless one party notifies the other party in writing at least one-hundred twenty (120) days prior to the end of the then-current term of its desire not to renew. The initial term together with all renewal terms shall be referred to collectively as the "Software License Term." During the Software License Term, before any of MyECheck's right, title, or interest, including all of MyECheck's intellectual property rights, in or to the Licensed Software (the "Software Rights") may be sold or otherwise transferred to any third party (whether by sale of assets, stock, merger, change of control, operation of law, or otherwise), MyECheck shall offer to Zipmark a right of first refusal to purchase such Software Rights on the terms and conditions offered to such third party. MyECheck shall provide Zipmark with prompt written notice in the event that it engages in any negotiations for, or has a bona fide intention to sell or otherwise transfer the Software Rights, stating (a) the identity of the potential purchaser ("Third Party"), (b) the total aggregate cash or other consideration for which MyECheck proposes for the transfer or purchase, and (c) the material terms and conditions of the proposed transfer. With the written notice, MyECheck shall offer the Software Rights to Zipmark at the purchase price and on the terms identical in all material respects to the terms offered and/or agreed to with the Third Party. Zipmark shall then exercise its right of first refusal within sixty (60) days after receipt of the written notice by given notice to MyECheck.

(3) MyECheck shall electronically deliver to Zipmark, no later than ten (10) days after receipt of the initial payment, one machine-readable copy of the Licensed Software along with a copy of the Source Code for the Licensed Software and one copy of the appropriate Documentation. As requested by Zipmark, MyECheck shall install, help install, or support installation of the Licensed Software on one or more Zipmark machines.

(4) Zipmark shall own all right, title and interest including, but not limited to, the intellectual property rights in and to modifications or derivative works of the Licensed Software made by Zipmark.

(5) MyECheck shall use commercially reasonable efforts to provide technical support for the Licensed Software over the phone and through email and shall respond to all Zipmark inquiries and issues within a 24 hour period. MyECheck shall provide Zipmark with (a) all bug fixes, patches, and updates to the Licensed Software, and (b) all releases or versions of the Licensed Software containing new features or significant functional enhancements.

(6) All terms in the Agreement that apply to software or Software shall also apply to the Licensed Software.

(c) ***Patent License Grant***.

(1) MyECheck hereby grants to Zipmark, and its affiliates and subsidiaries, a worldwide, non-exclusive, non-transferable license, under the Licensed Patent, to make, have made, use, offer for sale, sell, and import any products and services, and to practice any methods, processes and procedures. MyECheck will not license the Licensed Patent to a competitor of Zipmark during the Patent License Term (as defined below). Except for the rights expressly granted herein, MyECheck reserves all of its rights to the Licensed Patent.

(2) The term of the license granted in Section 13(c)(1) shall be five (5) years from the Amendment Effective Date, after which time the license shall automatically renew for successive five (5) year terms unless one party notifies the other party in writing at least one-hundred twenty (120) days prior to the end of the then-current term of its desire not to renew. The initial term together with all renewal terms shall be referred to collectively as the "Patent License Term." During the Patent License Term, before any of MyECheck's right, title, or interest, including all of MyECheck's intellectual property rights, in or to the Licensed Patent (the "Patent Rights") may be sold or otherwise transferred to any third party (whether by sale of assets, stock, merger, change of control, operation of law, or otherwise), MyECheck shall offer to Zipmark a right of first refusal to purchase such Patent Rights on the terms and conditions offered to such third party. MyECheck shall provide Zipmark with prompt written notice in the event that it engages in any negotiations for, or has a bona fide intention to sell or otherwise transfer the Patent Rights, stating (a) the identity of the potential purchaser ("Third Party"), (b) the total aggregate cash or other consideration for which MyECheck proposes for the transfer or purchase, and (c) the material terms and conditions of the proposed transfer. With the written notice, MyECheck shall offer the Patent Rights to Zipmark at the purchase price and on the terms identical in all material respects to the terms offered and/or agreed to with the Third Party. Zipmark shall then exercise its right of first refusal within sixty (60) days after receipt of the written notice by given notice to MyECheck.

(d) MyECheck represents and warrants that it has the right to grant the licenses to Zipmark herein. MyEcheck further represents and warrants that it has the right to grant the rights to Zipmark under Section 13(f).

(e) In consideration of the licenses granted pursuant to Section 13(b) and Section 13(c), Zipmark shall pay MyECheck (i) an initial license fee of $50,000 due and payable on the

Amendment Effective Date; and (ii) a subsequent license fee of $35,000 due and payable upon Zipmark's acceptance of the Licensed Software (such acceptance to be determined in Zipmark's sole discretion based upon the successful installation, testing, and operation of the Licensed Software). Per transaction fees shall apply in accordance to Exhibit B.

(f) Zipmark shall have the right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to infringement of the Licensed Software or the Licensed Patent, using counsel of its choice, including any declaratory judgment action arising from such infringement. MyEcheck shall cooperate with Zipmark, at Zipmark's expense, in pursuing or defending any action with respect to the Licensed Patent or the Licensed Software, including, without limitation, joining as a party plaintiff or acting as a named plaintiff and executing such documents as may be reasonably necessary. Zipmark shall retain all amounts recovered for the payment of Zipmark's expenses, and shall pay MyECheck one-third of any and all additional amounts recovered.

(g) Section 13 shall survive any termination or expiration of the Agreement. In the event that MyECheck ceases conducting business in the normal course, becomes insolvent, makes a general assignment for the benefit of creditors, files a petition in bankruptcy, or commences any proceeding relating to it under any bankruptcy or similar statute, Zipmark may, at its option, continue to use the Licensed Software and the Licensed Patent in accordance with the terms and conditions as provided herein.

2. **Indemnification**. Section 11(d) of the Agreement shall be deleted in its entirety and replaced with the following:

Except in the case of MyECheck's breach of its representations and warranties under this Agreement or its gross negligence or intentional misconduct, Company shall indemnify and hold MyECheck, its directors, officers, employees and agents harmless from all losses or damages that arise out of (i) Company's material breach of this Agreement; (ii) the gross negligence or intentional misconduct of any agent or employee of Company; or (iii) if the Service includes a license or sublicense of any software to Company, the use or distribution of the software by Company that is materially inconsistent with the license or sublicense, provided that the terms of the license or sublicense are included in the Service Documentation. MyECheck shall indemnify and hold Company, its directors, officers, employees and agents harmless from all losses or damages that arise out of a breach of MyECheck's warranties under Section 10 and Section 13(d).

3. **Exhibit B**. Exhibit B to the Agreement shall be amended to set the Per Transaction Fee to $0.10 for checks less than $50.00, and $0.02 on items under $50.00, for the first 100,000 transactions per calendar month. Any transactions processed after 100,000 transactions have been processed in any calendar month shall be charged at $0.01 until the start of the next calendar month.

4. **Capitalized Terms.** All capitalized terms in this Amendment shall have the same meaning as set forth in the Agreement, unless defined herein.

5. **No Other Modifications.** Except as provided above, the terms and conditions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed, effective as of the Amendment Effective Date.

MyECheck, Inc.	**Zipmark, Inc.**
By: ______________________________	By: ______________________________
Name: ____________________________	Name: ____________________________
Title: _____________________________	Title: _____________________________
Date: _____________________________	Date: _____________________________

The undersigned, as the owner of the Licensed Patent, hereby acknowledges and agrees to the terms and conditions of this Amendment.

By: ______________________________

Name: Edward R. Starrs

Title: _____________________________

Date: _____________________________